As filed with the Securities and Exchange Commission on June 9, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CareCloud, Inc.

(Exact name of registrant as specified in its charter)

Delaware	22-3832302
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7 Clyde Road Somerset, New Jersey	08873
(Address of Principal Executive Offices)	(Zip Code)

CareCloud, Inc. 2026 Equity Incentive Plan

(Full title of the plan)

Stephen Snyder

Chief Executive Officer

CareCloud, Inc.

7 Clyde Road

Somerset, New Jersey

(Name and address of agent for service)

(732) 873-5133

(Telephone number, including area code, of agent for service)

With copy to:

David S. Song, Esq.

Peter B. Katzman, Esq.

Song P.C.

26 Broadway, Floor 3

New York, New York 10004

(212) 599-0700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-Accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

CareCloud, Inc. (the “Company”) is filing this Registration Statement on Form S-8 relating to 1,000,000 shares of its Common Stock issuable to participants under its 2026 Equity Incentive Plan (the “Plan”). The purpose of this Registration Statement is to register the aforementioned 1,000,000 shares of Common Stock on this Registration Statement.

The Company previously filed Form S-8 Registration Statement No. 333-203228 relating to 1,351,000 shares of Common Stock issuable to participants, Form S-8 Registration Statement No. 333-217317 relating to 1,500,000 shares of Common Stock and 100,000 shares of its Series A Preferred Stock issuable to participants, Form S-8 Registration Statement No. 333-226685 relating to 200,000 shares of its Series A Preferred Stock issuable to participants, Form S-8 Registration Statement No. 333-239781 relating to 2,000,000 shares of Common Stock and 300,000 shares of its Series A Preferred Stock issuable to participants and Form S-8 Registration Statement No. 333-265536 relating to 1,000,000 shares of Common Stock and 200,000 shares of its Series B Preferred Stock issuable to participants, all under a previous equity incentive plan.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement omits the information specified by Part I of Form S-8. The documents containing the information specified by Part I of Form S-8 will be delivered to the participants in the Plan covered by this Registration Statement, as required by Rule 428. Such documents are not being filed with the Securities and Exchange Commission (the “SEC”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents have been filed by the Company with the SEC and are incorporated herein by reference:

●	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 12, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 7, 2026;

●	our Current Reports on Form 8-K, filed with the SEC on January 20, 2026 (excluding such items as deemed furnished in such Form 8-K), March 12, 2026 (excluding such items as deemed furnished in such Form 8-K), March 27, 2026, March 27, 2026, April 2, 2026, April 14, 2026, May 7, 2026 (excluding such items as deemed furnished in such Form 8-K), and May 15, 2026;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2026; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 2, 2014.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference into this Registration Statement and to be part thereof from the date of filing of such documents (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01, including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01).

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Company’s amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of the Company’s directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. The Company’s amended and restated certificate of incorporation and bylaws provides that the Company must indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Company has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in its amended and restated certificate of incorporation and bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Company has purchased and intends to maintain insurance on behalf of each and any person who is or was a director or officer of the Company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

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Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibits follow the signature page to this Registration Statement.

Item 9.	Undertakings.

(a) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that:

paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerset, State of New Jersey on June 9, 2026.

CareCloud, Inc.

By:	/s/ Norman Roth
Norman Roth
Interim Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mahmud Haq and Stephen Snyder, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mahmud Haq	Executive Chairman of the Board	June 9, 2026
Mahmud Haq

/s/ Stephen Snyder	Chief Executive Officer	June 9, 2026
Stephen Snyder	(principal executive officer)

/s/ Norman Roth	Interim Chief Financial Officer and Controller	June 9, 2026
Norman Roth	(principal financial and accounting officer)

/s/ Anne Busquet	Director	June 9, 2026
Anne Busquet

/s/ Bill Korn	Director	June 9, 2026
Bill Korn

/s/ Cameron Munter	Director	June 9, 2026
Cameron Munter

/s/ Lawrence Sharnak	Director	June 9, 2026
Lawrence Sharnak

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of common stock certificate of the Company (filed as Exhibit 4.1 to Amendment No. 2 to the Company’s Form S-1 filed on May 7, 2014, and incorporated herein by reference).
4.2	Amended and Restated Certificate of Incorporation of the Company dated April 4, 2014 (filed as Exhibit 3.1 to the Company’s Form S-1 filed on September 25, 2018 and incorporated herein by reference).
4.3	Certificate of Amendment of Certificate of Incorporation of the Company dated June 28, 2016 (filed as Exhibit 3.2 to the Company’s Form S-1 filed on September 25, 2018 and incorporated herein by reference).
4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company dated June 18, 2018 (filed as Exhibit 3.6 to the Company’s Form S-1 filed on September 25, 2018 and incorporated herein by reference).
4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company dated February 6, 2019 (filed as Exhibit 3.1 to the Company’s Form 8-K filed on February 7, 2019 and incorporated herein by reference).
4.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company dated June 25, 2019 (filed as Exhibit 3.1 to the Company’s Form 8-K filed on June 25, 2019 and incorporated herein by reference).
4.7	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company dated February 26, 2021 (filed as Exhibit 3.1 to the Company’s Form 8-K filed on March 29, 2021 and incorporated herein by reference).
4.8	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company dated June 16, 2022 (filed as Exhibit 3.6 to the Company’s Form 8-K/A filed on June 17, 2022 and incorporated herein by reference).
4.9	Certificate of Correction to Certificate of Amendment to Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Form 8-K/A filed June 17, 2022 and incorporated herein by reference).
4.10	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company dated February 5, 2025 (filed as Exhibit 3.1 to the Company’s Form 8-K filed on February 7, 2025 and incorporated herein by reference).
4.11	Amended and Restated By-laws of the Company (filed as Exhibit 3.2 to the Company’s Amendment No. 1 to Form S-1 filed on April 7, 2014, and incorporated herein by reference).
5.1 *	Opinion of Song P.C. as to the legality of the securities being registered.
23.1 *	Consent of Tanner LLP.
23.2 *	Consent of Rosenberg Rich Baker Berman P.A.
23.3 *	Consent of Song P.C. (included in Exhibit 5.1).
24.1	Power of Attorney (included in signature page).
99.1	Amended and Restated Equity Incentive Plan of the Company (filed as Appendix B to the Company’s Proxy Statement on Schedule 14A filed on February 10, 2017, and incorporated herein by reference).
99.2	First Amendment to the Amended and Restated Equity Incentive Plan of the Company (filed as Exhibit 10.16 to the Company’s Form 10-Q filed on August 8, 2018, and incorporated herein by reference).
99.3	Second Amendment to the Company’s Amended and Restated Equity Incentive Plan (filed as Exhibit 3.1 to the Company’s Form 8-K filed on May 21, 2020, and incorporated herein by reference).
99.4	Third Amendment to the Company’s Amended and Restated Equity Incentive Plan (filed as Exhibit 3.1 to the Company’s Form 8-K filed on June 9, 2022, and incorporated herein by reference).
99.5	Form of Restricted Stock Unit Agreement under Amended and Restated Equity Incentive Plan (filed as Exhibit 10.3 to Amendment No. 1 to the Company’s Form S-1 filed on April 7, 2014, and incorporated herein by reference).
99.6	Form of Restricted Stock Award Agreement under the Amended and Restated Equity Incentive Plan (filed as Exhibit 10.12 to the Company’s Form 10-K filed on March 24, 2016, and incorporated herein by reference).
99.7	CareCloud 2026 Equity Incentive Plan (filed as Appendix A to the Company’s Proxy Statement on Schedule 14A filed on April 7, 2026, and incorporated herein by reference).
107.1 *	Filing Fees.

* Filed herewith

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